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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-50609) of our reports dated February 18, 1998, on our audits of the consolidated financial statements and financial statement schedule of Lexmark International Group, Inc. and subsidiaries as of December 31, 1996 and 1997, and for the years ended December 31, 1995, 1996 and 1997. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Lexington, Kentucky
May 4, 1998